EXHIBIT 4(f)



        REGISTERED                                                    REGISTERED

     No. FXR                                                     U.S.$

                                                                 CUSIP


                                         MCI
                            MCI COMMUNICATIONS CORPORATION
                               SENIOR MEDIUM-TERM NOTE
                                     (Fixed Rate)


ORIGINAL ISSUE DATE:            INTEREST RATE:           MATURITY DATE:


INITIAL REDEMPTION DATE:        INITIAL REDEMPTION       ANNUAL REDEMPTION
                                PERCENTAGE:              PERCENTAGE REDUCTION:


REPAYMENT DATE(S):


   MCI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to










, or registered assigns, the principal sum of

                                                                    DOLLARS
on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, semiannually on June 1 and December 1 (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular
Record Date, as defined below, and the next succeeding Interest Payment
Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the registered Holder of such Note as of the close of business on the Regular Record Date with respect to such Interest Payment Date, and on the Maturity Date shown above (or any date of redemption or earlier repayment, either such date being referred to herein as a "date of prepayment"), until the principal hereof and premium, if any, hereon is paid or duly made available for payment. Interest payable on this Note on any Interest Payment Date will include interest accrued from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue
Date specified above, to but excluding such Interest Payment Date or Maturity Date (or date of prepayment), as the case may be. If the Maturity
Date (or any date of prepayment) or an Interest Payment Date falls on a day which is not a Business Day, as defined below, principal, premium or interest payable with respect to such Maturity Date (or date of prepayment) or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date (or date of prepayment) or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date (or date of prepayment) or Interest Payment Date. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this Note (or one or more predecessor Senior Medium-Term Notes, as defined on the reverse hereof) is registered as of the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 next preceding the June
1 or December 1 Interest Payment Date (whether or not a Business Day);
provided, however, that interest payable on the Maturity Date (or any date of prepayment) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in The City of New York; provided, however, that, with respect to Notes the payment of which is to be made in a currency or composite currency other than United States dollars, such day is also not a day on which banking institutions are authorized or required by law or executive order to close in the Principal Financial Center (hereafter defined) of the country issuing such currency or composite currency (or, in the case of the European Currency Unit ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR or LIBID is an applicable
Interest Rate Basis, such day is also a London Banking Day.

   Payment of the principal of, premium, if any, and interest due on this Note on the Maturity Date (or any date of prepayment) will be made in immediately available funds against presentation of the Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United
States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on any Interest Payment Date other than the Maturity Date (or any date of prepayment) may be made at the option of the Company by check mailed to the address of the person entitled thereto at such address as shall appear in the Security Register; provided, however, that any Holder of $10,000,000 or more in principal amount of the same series of Senior Medium-Term Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest by wire transfer of immediately available funds if appropriate wire transfer instructions in writing have been received by the Trustee under the Senior Indenture, as defined on the reverse hereof, at its corporate trust office in The City of New York on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date.

   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the Certificate of Authentication hereon has been executed by the Trustee under the Senior Indenture, directly or through an Authenticating Agent, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:                                            MCI COMMUNICATIONS CORPORATION
                                                 By:

  TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
  This is one of the Securities issued under
  the within-mentioned Indenture.                          Chairman of the Board

CITIBANK N.A. as Trustee

By:


                                                    Attest:

                Authorized Signatory                                   Secretary

        This Note is one of a duly authorized     Price is 100% of such
series of Senior Securities (the "Securities")    principal amount.
of the Company issued and to be issued under an
Indenture dated as of January   , 1994 (herein           If an Event of Default
called the "Senior Indenture") between the        with respect to the Senior
Company and Citibank, N.A., as Trustee (herein    Medium-Term Notes shall occur
called the "Trustee", which term includes any     and be continuing, the Trustee
successor trustee under the Senior Indenture),    or the Holders of not less
to which Senior Indenture and all indentures      than 25% in principal amount
supplemental thereto reference is hereby made     of the Senior Medium-Term
for a statement of the respective rights          Notes at the time Outstanding,
thereunder of the Company, the Trustee and the    as defined in the Senior
Holders of the Senior Notes and the terms upon    Indenture, may declare the
which the Senior Notes are, and are to be,        principal of all the Senior
authenticated and delivered.  This Note is one    Medium-Term Notes due and
of the Series of Securities designated as         payable in the manner and with
"Senior Medium-Term Notes".                       the effect provided in the
                                                  Senior Indenture.
        The Senior Medium-Term Notes will not
be subject to any sinking fund.                          The Senior Indenture
                                                  permits, with certain
        This Note may be subject to repayment     exceptions as therein
at the option of the Holder hereof on the         provided, the amendment
Repayment Date(s), if any, indicated on the       thereof and the modification
face hereof.  If no such date is set forth on     of the rights and obligations
the face hereof, this Note may not be so repaid   of the Company and the rights
at the option of the Holder hereof prior to its   of the Holders of the
Maturity Date.  On each Repayment Date, if any,   Securities of each series to
this Note shall be repayable, in whole or in      be affected under the
part, in increments of $1,000 (provided that      Indenture at any time by the
any remaining principal hereof shall be at        Company and the Trustee with
least $100,000) at the option of the Holder       the consent of the Holders of
hereof at a repayment price equal to 100% of      not less than a majority in
the principal amount to be repaid together with   aggregate principal amount of
interest thereon payable to the Repayment         the Securities at the time
Date.  For this Note to be repaid in whole        Outstanding of each series
or in part at the option of the Holder hereof,    affected thereby.  The Senior
this Note must be received not more than 60 nor   Indenture also contains
less than 30 days prior to the Repayment Date,    provisions permitting the
with the form entitled "Option to Elect           Holders of specified
Repayment" below duly executed and completed,     percentages in aggregate
by the Trustee at its Corporate Trust Office,     principal amount of the
or such other address of which the Trustee        Securities of each series at
shall from time to time notify the Holders of     the time Outstanding, on
Senior Medium-Term Notes.  Exercise of such       behalf of the Holders of all
repayment option by the Holder hereof shall be    Securities of each series, to
irrevocable.  The interest and principal so       waive compliance by the
payable and punctually paid or duly provided      Company with certain
for on any Repayment Date will be made to such    provisions of the Senior
person so surrendering this Note.                 Indenture and certain past
                                                  defaults under the Senior
        This Note may be redeemed by the          Indenture and their
Company on any date on and after the Initial      consequences.  Any such
Redemption Date, if any, specified on the face    consent or waiver by the
hereof.  If no Initial Redemption Date is set     Holder of this Note shall be
forth on the face hereof, this Note may not be    conclusive and binding upon
redeemed prior to its Maturity Date.  On and      such Holder and upon all
after the Initial Redemption Date, if any, this   future Holders of this Note
Note may be redeemed at any time in whole or      and of any Note issued upon
from time to time in part in increments of        the registration of transfer
$1,000 (provided that any remaining principal     hereof or in exchange herefor
hereof shall be at least $100,000) at the         or in lieu hereof whether or
option of the Company at the applicable           not notation of such consent
Redemption Price (as defined below) together      or waiver is made upon this
with interest thereon payable to the Redemption   Note.
Date, on notice given not more than 60 nor less
than 30 days prior to the Redemption Date.  In           No reference herein to
the event of redemption of this Note in part      the Senior Indenture and no
only, a new Note for the unredeemed portion       provision of this Note or of
hereof shall be issued in the name of the         the Senior Indenture shall
Holder hereof upon the surrender hereof.          alter or impair the obligation
                                                  of the Company, which is
        The "Redemption Price" shall initially    absolute and unconditional, to
be the Initial Redemption Percentage specified    pay the principal of, premium,
on the face hereof of the principal amount of     if any, and interest on this
this Note to be redeemed and shall decline at     Note at the time, place, and
each anniversary of the Initial Redemption        rate, and in the coin or
Date, if any, shown on the face hereof, by the    currency, herein prescribed.
Annual Redemption Percentage Reduction, if any,
shown on the face hereof, of the principal               The Senior Medium-Term
amount to be redeemed until the Redemption        Notes are issuable only in
registered form without coupons in minimum denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000.

        As provided in the Senior Indenture,
and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Senior
Medium-Term Notes of the same series, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Senior Indenture,
and subject to certain limitations therein set forth, the Senior Medium-Term Notes are exchangeable for a like aggregate principal amount of Senior Medium-Term Notes of the same series in authorized denominations, as requested by the Holder surrendering the same.

        No service charge will be made for any
such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note
for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Senior Indenture and the Senior
Medium-Term Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

        All capitalized terms used in this Note
and not otherwise defined or specified herein shall have the meanings assigned to them in the Senior Indenture.


                                    ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

UNIF GIFT MIN ACT-_________________  Custodian __________________
                                        (Cust)      (Minor)

                        Under Uniform Gifts to Minors Act
                        _________________________________
                                     (State)
TEN COM-as tenants in common
TEN ENT-as tenants by the entireties
JT TEN-as joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.
_____________________________
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee:

___________________________________________________________________

________________________________________________________________________________
                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                         INCLUDING ZIP CODE OF ASSIGNEE:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                                                          attorney to
transfer said Note on the books of the Company, with full power of substitution in the premises.
Dated:_________________________

                                      ------------------------------------------
                                      NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                            OPTION TO ELECT REPAYMENT
        The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to the date of repayment, to the undersigned, at

       ---------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)

        For this Note to be repaid the Trustee must receive at 111 Wall Street, New York, New York, Corporate Trust Services, 5th Floor, or at such other place or places of which the Trustee shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date (or, if either such day is not a Business Day, the next succeeding Business Day), if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

        If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be an increment of $1,000) which the Holder elects to have repaid: $________, and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess of $100,000) of the Senior Medium-Term Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $

Dated:_____________
                              --------------------------------------------------
                              NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.